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                                                                     EXHIBIT 5.1



                                                                    May 29, 1997


Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts 02110


          Re:  Bank of Boston Corporation
               BankBoston Capital Trust III
               Registration Statement on Form S-3
               File No. 333-27229

Ladies and Gentlemen:


          We have acted as counsel to BankBoston Corporation, a Massachusetts corporation (the "Corporation") and Sponsor of BankBoston Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with a Registration Statement on Form S-3, filed by the Corporation and the Trust on May 16, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), as amended by Amendment No. 1 to the Registration Statement filed with the Commission on May 29, 1997 (as so amended, the "Registration Statement") relating to the registration of the Floating Rate Capital Securities of the Trust (the "Capital Securities"), the Floating Rate Junior Subordinated Deferrable Interest Debentures due _________, 2027 of the Corporation (the "Junior Subordinated Debentures"), and a Guarantee of the Corporation with respect to the Capital Securities (the "Guarantee").

     The Capital Securities will be issued pursuant an Amended and Restated Declaration of Trust (the "Amended Declaration") of the Trust, among the Corporation, as Sponsor of the Trust, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein, while the Junior Subordinated Debentures will be issued pursuant to an Indenture (the "Indenture"), between the Corporation and The Bank of New York, as debenture trustee.

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

     We have examined such documents and records as we deemed appropriate, including the following:
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          (i) Copy of the Restated Articles of Organization of the Corporation,
     certified as of a recent date by the Secretary of State of The Commonwealth of Massachusetts.

         (ii) Copy of the By-Laws of the Corporation, as amended, certified as of a recent date by an Assistant Clerk of the Corporation to be a true and complete copy.

        (iii) Copy, certified as of a recent date by an Assistant Clerk of the Corporation to be a true copy, of the votes of the Executive Committee of the Board of Directors of the Corporation adopted November 15, 1996 authorizing the filing of the Registration Statement .

         (iv) Form of the Amended Declaration.

          (v) Form of the Capital Security.

         (vi) Form of the Indenture.

        (vii) Form of the Junior Subordinated Debenture.

       (viii) Form of the Guarantee.

     In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation, the Administrative Trustees of the Trust and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signa tures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation or the Trust, we have assumed that such par ties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authori zation by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     (1) The Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation and, when executed, authenticated and delivered in the manner provided for in the Indenture, the Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or

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affecting creditors' rights generally or by general equitable principles
(regardless of whether considered in a proceeding in equity or at law).

     (2) The Guarantee has been duly authorized by all requisite corporate action of the Corporation and, when executed and delivered to The Bank of New York, as guarantee trustee, the Guarantee will constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America and, with respect to the laws of The Commonwealth of Massachusetts, we have made no independent inves tigation of such laws and have relied on all matters governed by such laws upon the opinion of Gary A. Spiess, General Counsel of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein.


                                    Very truly yours,

                                    /s/ Brown & Wood LLP

                                    BROWN & WOOD LLP

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